UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 3, 2009 (March 30, 2009)

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on March 30, 2009, Puget Sound Energy, Inc. (the “Company”) entered into Executive Employment Agreements with Eric M. Markell, Executive Vice President and Chief Financial Officer, Kimberly J. Harris, Executive Vice President and Chief Resource Officer, Jennifer L. O’Connor, Senior Vice President General Counsel, and Chief Ethics and Compliance Officer, and Bertrand A. Valdman, Executive Vice President and Chief Operating Officer (the “executives”), which amended and restated existing Amended and Restated Change of Control Agreements between the Company and each of the executives (the “Change of Control Agreements”).  A form of the Executive Employment Agreement is attached as Exhibit 10.1.

On February 6, 2009, Puget Holdings LLC (“Puget Holdings”) completed its merger (the “merger”) with Puget Energy, Inc.   The Company is the direct wholly owned subsidiary of Puget Energy, which, as a result of the merger, is the direct wholly owned subsidiary of Puget Equico LLC (“Puget Equico”), which is an indirect wholly owned subsidiary of Puget Holdings.

The following description of the material terms of the Executive Employment Agreement is qualified in all respects by reference to the form of Executive Employment Agreement (the “agreement”), which is filed as Exhibit 10.1 to this report.

The agreement provides for an employment period of two years after the completion of the merger and generally provides benefits similar to those provided under the previous Change of Control Agreement.  In addition, the agreement provides for performance bonuses payable on each of the first and second anniversaries of the completion of the merger if the Company achieves specified minimum Service Quality Index performance goals established by the Compensation and Leadership Development Committee of the Company’s Board of Directors.  The agreement provides that if within two years after a change in control that takes place after the merger, the Company terminates the executive’s employment for reasons other than cause, or the executive terminates his or her employment for good reason (as the terms cause and good reason are defined in the agreement), the executive will be entitled to certain financial benefits, including a lump-sum severance payment, accelerated payment of the retention performance bonuses and continued welfare benefits for a period of two years after a change in control.  The agreement also continues the full excise tax gross-up provision contained in the Change of Control Agreement.  A change in control is defined as certain changes in beneficial ownership of more than 55% of the voting power of the Company’s securities (other than through a registered public offering) or an acquisition of substantially all the Company’s assets.  Payment of benefits under the agreement is conditioned upon the executive’s signing a waiver and release of claims and continued compliance with noncompetition and nonsolicitation covenants.

 Item 9.01: Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Form of Executive Employment Agreement between Puget Sound Energy, Inc. and each of Eric M. Markell, Kimberly J. Harris, Jennifer L. O’Connor and Bertrand A. Valdman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC. PUGET SOUND ENERGY, INC.

Dated: April 3, 2009
	By:	/s/ Jennifer L. O’Connor
Jennifer L. O’Connor
Senior Vice President General Counsel, Corporate Secretary and Chief Ethics and Compliance Officer